Exhibit 99.1

MedMen Announces Michael Serruya as Chairman and Interim CEO

LOS ANGELES--(BUSINESS WIRE)-- MedMen Enterprises Inc. (“MedMen” or the “Company”) (CSE: MMEN) (OTCQX: MMNFF), a premier cannabis retailer with operations across the United States, today announced its Board of Directors has appointed Michael Serruya as Chairman and Interim CEO, effective immediately. Serruya succeeds outgoing Chairman and CEO Tom Lynch, who held the position since 2020 and oversaw the Company’s operational turnaround.

Serruya joined MedMen’s board in August 2021 as part of a $100 million investment in the Company by Serruya Private Equity to expand its operations in key markets and identify and accelerate further growth opportunities across the United States. This, together with Tilray, Inc.’s acquisition of the majority of the outstanding senior secured convertible notes of MedMen that were originally held by certain funds affiliated with Gotham Green Partners, LLC, provides MedMen with the flexibility to execute on its growth priorities and explore additional strategic opportunities.

Serruya is a seasoned cannabis investor with extensive retail expertise, having previously served as CEO of Coolbrands® (then home to CPG brands including Weight Watchers®, Eskimo Pie®, Tropicana® and Godiva® Ice Cream) and Kahala Brands® (home to global QSR brands including Cold Stone Creamery®, Taco Time® and Blimpie Subs®).

“We want to thank Tom for his leadership over the past 20 months as he’s led a successful and disciplined turnaround plan, which has left us well positioned for accelerated growth as MedMen 2.0,” said Serruya. “Our focus now is taking this Company to the next level as we seek to leverage the strength of the MedMen brand and consumer experience in order to expand it across the United States, Canada and internationally.”

Lynch said, “It has been an honor to lead MedMen through its transformation into MedMen 2.0, which is now in growth mode. I am confident Michael and the Board will identify the right CEO to execute against our aggressive growth plans and achieve company-wide profitability in 2022.”

Lynch will continue to serve as the Manager of MedMen Boston LLC and MME Newton Retail LLC, and for the immediate future will continue to participate in the direction and control of those businesses.

ABOUT MEDMEN:

MedMen is a premier American cannabis retailer with an operational footprint in California, Nevada, Illinois, Arizona, Massachusetts, and Florida. MedMen offers a robust selection of high-quality products, including MedMen-owned brands MedMen Red and LuxLyte through its premium retail stores, proprietary delivery service, as well as curbside and in-store pickup. MedMen Buds, an industry-first loyalty program, provides exclusive access to promotions, product drops and content. MedMen believes that a world where cannabis is legal and regulated is safer, healthier, and happier. Learn more about MedMen at www.medmen.com.

Cautionary Note Regarding Forward-Looking Information and Statements:

This press release contains certain “forward-looking information” within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only MedMen’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of MedMen’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “well positioned”, “am confidant”, “will select” and “will achieve”, and including statements suggesting the Company will be profitable in 2022. This forward-looking information is based on certain assumptions made by management and other factors used by management in developing such information. A variety of factors, including known and unknown risks, many of which are beyond the Company’s control, could cause actual results to differ materially from the forward-looking information and statements in this press release including, without limitation: ability to effectively deal with the restrictions, limitations and health issues presented by the COVID-19 pandemic; management’s perceptions of historical trends, current conditions and expected future developments; the ability to effectively manage growth, including anticipated and unanticipated costs; achieving the anticipated results of the Company’s strategic plans; and other risk factors discussed in MedMen’s Annual Report on Form 10-K for the fiscal year ended June 26, 2021 and other disclosure filings, all available under MedMen’s profile on www.sedar.com and at www.sec.gov.

The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and MedMen does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Forward-looking statements contained in this news release are expressly qualified by this cautionary note.

MedMen Media Contact:

Lisa Weser, MedMen@Trailblaze.co

MedMen Investor Relations Contact:

Investors@MedMen.com